AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

BY AND AMONG

TALCOTT RESOLUTION LIFE INSURANCE COMPANY,

TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC.,

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

AND

PRUDENTIAL MUTUAL FUND SERVICES LLC

The Retail Fund Participation Agreement dated April 1, 2008 by and among Talcott Resolution Life Insurance Company (formerly named “Hartford Life Insurance Company”) (the “Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), Talcott Resolution Distribution Company, Inc. (“TRD’’) (formerly named “Hartford Securities Distribution Company, Inc.”), Prudential Investment Management Services LLC (“PIMS”) and Prudential Mutual Fund Services LLC (‘PMFS”), as amended June 30, 2008, September 30, 2008, November 9, 2009 and March 1, 2012 (the “Agreement”) is hereby amended as provided below effective as of October 31, 2019.

WHEREAS, effective as of June 1, 2018, certain mutual fund share classes available under the Participation Agreement have been closed to new group retirement plans and other changes have been made to the shares classes available for sale and distribution as described in each Fund’s prospectus;

WHEREAS, PIMS and PMFS desire to make PGIM Investments Funds (formerly known as Prudential Investments Funds) Share Classes Rt through R6, as applicable, available to Company and TRD under the Agreement;

WHEREAS, compensation for the services provided in connection with PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6 differs from the compensation payable under the Agreement in connection with Specified Funds (as defined in Schedule B hereto), in that (i) the fees for Shareholder Services (as defined in Schedule B hereto) with respect to PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes RI through R6 are payable by PMFS pursuant to a separate Shareholder Services Plan approved by the Board of Directors/trustees of each of PGIM Investment Funds and The Target Portfolio Trust Funds and are not payable by PIMS pursuant to a l2b-l Plan; and (ii) 12b- l fees, as applicable, with respect to PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes Rl through R6, as applicable, are payable by PIMS pursuant to a separate 12b- 1 Plan approved by the Board of Directors/trustees of each of the PGIM Investments Funds and The Target Portfolio Trust Funds, and are payable for distribution-related activities only, and not for any other type of services;

WHEREAS, the parties desire to replace Schedule B of the Agreement to update the Funds available and the compensation terms;

WHEREAS, the Company has issued certain group variable annuity contracts and variable funding agreements (the “Contracts”) in connection with various qualified retirement plans and other employer-sponsored retirement plans (“Plans”) and provides administrative and/or recordkeeping services to such Plans;

WHEREAS, on January 1, 2013, MassMutual acquired the Company’s Retirement Plans Group business (the “RPG Business”);

WHEREAS, in connection with the acquisition, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business associated with and including the Contracts, the insurance company separate accounts (“Separate Accounts”) containing the Contract investment options, and the Company’s servicing agreements with the Plans and

WHEREAS, pursuant to said Administrative Services Agreement dated January I, 2013, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with respect to such RPG Business (and references to “the Company” hereinafter shall contemplate the Company acting through MassMutual in such capacity); and

WHEREAS, the parties acknowledge that effective as of June 1, 2018, Hartford Life Insurance Company has changed its name to Talcott Resolution Life Insurance Company, and Hartford Securities Distribution Company, Inc. has changed its name to Talcott Resolution Distribution Company, Inc., each by amendment to its respective certificate of incorporation filed with the Secretary of the State of Connecticut.

Now, Therefore, pursuant to Section 10.8 of the Agreement, the parties hereby agree as follows:

1.              Section 2.1 is hereby amended to add new subsections 2.1 (a) and (b) thereto to read as follows:

2.l(a) Company represents and warrants that on January 1, 2013, MassMutual acquired the Company’s RPG Business and in connection with the acquisition, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013, relating to the RPG Business associated with and including the Contracts, Separate Accounts containing the Contract investment options, and the Company’s servicing agreements with the Plan. Pursuant to said Administrative Services Agreement dated January 1, 2013, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with respect to such RPG Business.

(b) Company and TRD each represent and warrant that effective as of June 1, 2018, Hartford Life Insurance Company has changed its name to Talcott Resolution Life Insurance Company, and Hartford Securities Distribution Company, Inc. has changed its name to Talcott Resolution Distribution Company, Inc., each by amendment to its respective certificate of incorporation filed with the Secretary of the State of Connecticut.

2.              Schedule B shall be replaced and superseded by the attached Schedule B.

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3.     This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

4.     Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meaning as provided in the Agreement. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of June 1, 2018.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY		TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC.
By Massachusetts Mutual Life Insurance Company,
Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Head of Investment Management	Title:	President & CEO

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC		PRUDENTIAL MUTUAL FUND SERVICES LLC

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	CAO	Title:	SVP

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SCHEDULE B

Funds Available

The following Funds and their respective share classes will be made available for use by Company:

•                All PGIM Investments Funds (including Target Asset Allocation Funds but excluding Money Market and Municipal Bond Funds) - Class A, I, Q, R and Z.

•                PGIM Investment Funds and The Target Portfolio Trust Funds - Class R1 through R6, as available

Compensation

In consideration of the services provided by the Company, PIMS and/or PMFS, as the case may be, agree to pay the Company an amount equal to the following basis points per annum, as detailed below, such amounts to be paid within 45 business days of the end of each calendar month.

Such fees shall be calculated and paid on a monthly basis, in an amount equal to the average net asset value of Shares of the Funds held by each Separate Account during the month, multiplied by the applicable per annum rate indicated below, multiplied by a fraction, the numerator of which is the number of days in the month and the denominator of which is the number of days in the year.

Fee paid in accordance with each Fund’s Rule 12b-1 plan will be made payable to the company’s affiliate, TRD, a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority. Fees paid for sub accounting/recordkeeping and administrative services will be made payable to the Company.

The Company and/or TRD is not required to bill or invoice to be entitled to receive the compensation. Back-up documentation supporting the fee calculations will be provided together with each payment by PIMS and/or PMFS. Company shall have 14 days after receipt of its fee to raise any reasonable disputes. During the review of the back-up documentation (which review shall not exceed 14 days) and during the pendency of any disputes over the fee, neither PIMS nor PMFA shall be obligated to pay any disputed portion of the fees.

PGIM Investment Funds (including Target Asset Allocation Funds but excluding Money Market and Municipal Bond Funds) — Class A, I, Q, R and Z

Compensation for shareholder servicing (payable by PIMS as agent for the Funds):

CLASS A

12b-1 Fee = Twenty-five basis points (0.25%)

CLASS R

12b-1 Fee = Fifty basis points (0.50%)

CLASS I, Q and N

12b-1 Fee = Zero basis points (0.00%)

Compensation for sub-accounting/record keeping services (payable by PMFS as agent for the Funds):

CLASS A, R and Z

Fifteen basis points (0.15%)*

CLASS I and Q

Zero basis points (0.00%)

*Prudential Stock Index Fund Class Z = Thirteen basis points (0.13%)

Compensation for administrative services (payable by PMFS as agent for the Funds):

CLASS A, and R

Fifteen basis points (0.15%)**

CLASS Z

Five basis points (0.05%)

CLASS I and Q

Zero basis points (0.00%)

** Excluded from such calculation shall be Prudential Stock Index Fund, Prudential Jennison Utility Fund and Target Allocation Funds

PGIM Investment Funds and The Target Portfolio Trust Funds Share Classes R1 through R6

Definitions.

(a)         Notwithstanding any other provision of the Agreement, with respect to PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6 only, the parties agree that the following terms shall have the following meanings:

“Agent” means Talcott Resolution Life Insurance Company acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company.

“Distribution-Related Activities” means the activities set out under “List of Distribution- Related Activities” in Section 3 of this Schedule.

“PGIM Investment Funds”, “The Target Portfolio Trust Funds” and “Funds” mean each of the PGIM Investments Funds and The Target Portfolio Trust Funds registered with the Securities and Exchange Commission, as an open-end management investment company under the Investment Company Act of 1940 as amended, or a series thereof and its share classes (Classes R1 R2, R3, R4, R5, and R6).

“Services” means the Shareholder Services, Distribution-Related Activities and Sub accounting Services, as applicable.

“Shareholder Services” means the services set out under “List of Shareholder Services” in Section 3 of this Schedule.

“Specified Funds” means the Prudential funds, except for the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6, made available to the Agent.

“Sub-accounting Services” means the services set out under “List of Sub-accounting Services” in Section 3 of this Schedule.

(b)         Terms not otherwise defined in this Schedule will each have the meaning given to them in the Agreement.

l.                                        Available Funds. PGIM Investments Funds and The Target Portfolio Trust Funds and their respective share classes (Classes R1, R2, R3, R4, R5, and R6) will be made available for use by the Agent.

2.                                    Applicable Fees. Notwithstanding any other provision of the Agreement, with respect to the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6, the fees payable to the Agent as compensation for one or more of the applicable Services provided by the Agent to Plans, are:

(i)           Shareholder service fees payable by PMFS as agent for the Funds, as compensation for Shareholder Services, and

(ii)        12b-l fees payable by PIMS as agent for the Funds to the Company’s affiliate ,TRD, as compensation for Distribution-Related Activities, provided however no such fees are payable to TRD except where TRD is registered as a broker-dealer, and

(iii)     Sub-accounting fees payable by PMFS as agent for the Funds, as compensation for Sub- accounting Services, and such fees will be equal to the product of (a) the basis point factor (the “Fee Rate”) set forth below for each type of Services for each class of shares, and (b) the average daily net asset value invested by the Agent’s Customers in that class of shares in each of the PGIM Investments Funds, and The Target Portfolio Trust Funds.

Share Class	Fee Rate for Shareholder Services	12b-1 Fee Rate for Distribution- Related Activities	Fee Rate for Sub- accounting Services
Class R1	0.10%	0.50%	0.15%
Class R2	0.10%	0.25%	0.15%
Class R3	0.10%	0.10%	0.15%
Class R4	0.10%	0.00%	0.15%
Class R5	0.00%	0.00%	0.15%
Class R6	0.00%	0.00%	0.00%

3.                                    Services. Notwithstanding any other provision of the Addendum or the Operating Agreement, the parties agree that “Services” shalt mean one or more of the services set out below:

LIST OF SHAREHOLDER SERVICES

In accordance with procedures established from time to time by agreement between PMFS and the Agent, the Agent shall provide personal services and/or the maintenance of shareholder accounts with respect to plan participants and other similar personal services and/or services related to the maintenance of shareholder accounts as contemplated by

Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2830 or any successor thereto (“shareholder services”), including:

1.                                    expenditures for overhead and other expenses of the Agent,

2.                                    telephone and other communications expenses relating to the provision of shareholder services,

3.                                    compensation to and expenses of financial professionals and other employees of the Agent for the provision of shareholder services, and

4.                                    for the avoidance of doubt, making available to Customers, to the extent applicable to the Contracts, all reports to shareholders, necessary communications, and proxy solicitation materials for the Funds’ meetings of shareholders. The Agent shall observe applicable SEC regulations in connection therewith, including, but not limited to, SEC Rules l4b-l, 14b-2 and 14c-7 if applicable to the Contracts. The Agent will cooperate with PMFS, or its proxy solicitation agent, by providing Contract owner information for communication of proxy solicitation materials, pursuant to applicable SEC regulations.

Provided however, the List of Shareholder Services above with respect to the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6 is deemed not to include any service that the Agent is not required to provide under the Agreement or any other agreement by the Agent or an affiliate of the Agent with respect to the Specified Funds.

LIST OF DISTRIBUTION-RELATED ACTIVITIES

The Contracts are no longer offered for sale to new Contract Owners. Indirect sales of Fund shares may occur where subsequent purchase payments to the existing Contracts are allocated to underlying Fund shares through the Separate Accounts by the Contract Owners or Plan participants. In accordance with procedures established from time to time by agreement between PIMS and the Agent, the Agent may receive compensation for carrying out one or more of the following activities primarily intended to result in the sale of Class R1, Class R2, and Class R3 shares of the PGIM Investments Funds and The Target Portfolio Trust Funds, including but not limited to:

I.                                      Sales Infrastructure Develop and maintain a sales wholesaling platform including education and training of agents and other personnel concerning the Funds.

2.                                    Advertising. Indirectly promote, advertise and market the Funds as available investment options in the Contracts, including through investment option lists, Plan participant enrollment materials, distributing Fund prospectuses, statements of additional information and periodic financial reports and sales literature to Contract Owners and Plan participants where applicable.

3.                                    Inquiries. Arrange for financial professionals to answer routine inquiries from Contract Owners and Plan participants interested in adding the Funds as investment options, regarding the Funds and their operations.

4.                                    Support Services. Provide support or services to Contract Owners and Plan participants, including but not limited to, maintaining office space and equipment. communication facilities, answering routine inquiries regarding the Funds and their operations, processing shareholder transactions, promotional, advertising or marketing activity, record-keeping, obtaining shareholder information and providing information about the Funds, and asset allocation services.

LIST OF SUB-ACCOUNTING SERVICES

In accordance with procedures established from time to time by agreement between PMFS and the Agent, the Agent shall provide the same type of sub-accounting and record keeping services with respect to the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6, as are provided in the Agreement with respect to the Specified Funds.

4.                                    Other Provisions. With respect to the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6 only, the parties agree that notwithstanding any other provision of the Agreement, with respect to the PGIM Investments Funds and The Target Portfolio Trust Funds Share Classes R1 through R6:

(a)                               Appointment of Agent. Subject to the terms and conditions set forth in the Agreement, PIMS and PMFS hereby engage and appoint the Agent to act as, and the Agent agrees to act as, a Services provider as described herein for the shares issued to the Separate Accounts as investment options for the Plans. The Agent agrees to perform the Services with respect to the Plans in accordance with the terms set forth in the Agreement.

(b)                               Funds’ Plans.

(i)                                   (Shareholder Services) With respect to Shareholder Services, the parties acknowledge and agree that these services may include, but are not limited to, services that constitute “personal service and/or the maintenance of shareholder accounts” pursuant to Rule 2830 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The parties acknowledge that the Funds have each adopted a Shareholder Services Plan for Class RI, Class R2, Class R3 and Class R4 shares (“Shareholder Services Plan”) and that pursuant to such Shareholder Services Plan, the Funds may pay PMFS, and PMFS may pay Agent, a fee for personal services and the maintenance of shareholder accounts.

(ii)                               (Distribution-Related Activities) With respect to Distribution-Related Activities, the parties acknowledge and agree that these activities do not include any activities that constitute “personal service and/or the maintenance of shareholder accounts” pursuant to Rule 2830 of FINRA. The parties acknowledge that the Funds have each adopted a distribution plan under Rule 12b-1 (“Rule 12b-1 Plan”) under the Investment Company Act of 1940 (the “Act”) with respect to each of Class Rl, Class R2, Class R3 shares, respectively, and that pursuant to such Rule 12b-t Plans, the Funds may pay PIMS, and PIMS may pay TRD, a fee for services provided and activities primarily intended to result in the sale of Class Rt, Class R2, Class R3 shares of each Fund. The parties further acknowledge that any distribution-related Services under this Agreement are limited to making the Funds available 11s investment options in the Contracts and any Distribution-Related Activities that require securities registration, as determined by TRD, will be performed by individuals who are so securities registered.

(c)                                  Shareholder and Sub-accounting Services not broker-dealer activity. The parties acknowledge and agree that Shareholder Services and Sub-accounting Services performed by the Agent as contemplated herein do not constitute distribution services, investment advisory, marketing or the services of an underwriter or broker-dealer within the meaning of the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”) or the Act.

(d)                                 Agent’s Representation regarding broker-dealer activity. The Agent represents and warrants to PIMS and PMFS (which representations will be deemed to be repeated on each date on which the Agent or an affiliate is performing services under or in connection with the Agreement for which it or the affiliate would be required to be registered as a broker dealer) that to the extent that the Agent or an affiliate is performing services under or in connection with the Agreement for which it or the affiliate would be required to be registered as a broker-dealer, the Agent or the affiliate is a registered broker dealer, or is exempt from having to so register as a broker dealer.

FOR PAYMENT OF ALL OTHER FEES, TO COMPANY:	FOR PAYMENT OF ALL 12B-l FEES, TO TRD:
TAX ID: [Redacted]	TAX ID: [Redacted]

ACH instructions:	ACH instructions:
Bank of America	Bank of America
Acct Name: Talcott Resolution Life Insurance Company	Acct Name: Talcott Resolution Securities Distribution Company
ABA # [Redacted]	ABA # [Redacted]
Acct# [Redacted]	Acct# [Redacted]

Wiring instructions:	Wiring instructions:
Bank of America	Bank of America
Acct# Talcott Resolution Life Insurance Company	Acct # Talcott Resolution Securities Distribution Company
ABA # [Redacted]	ABA # [Redacted]
Acct# [Redacted]	Acct # [Redacted]